PRESS RELEASE                        SOURCE: ADVANTAGE CAPITAL DEVELOPMENT CORP.

ADVANTAGE CAPITAL DEVELOPMENT CORP. TO BEING TRADING UNDER NEW SYMBOL "AVCP"

Tuesday August 31, 4:28 pm ET
COMPANY TO SEEK ADDITIONAL FINANCING
MIAMI, August 00, 2004 - Advantage Capital Development Corp., formally CEC Industries Corp. (OTC Pink Sheets: CECC-News) announced today that effective September 1, 2004, it has changed its stock ticker symbol to AVCP in conjunction with its recent name and business change.

The Company recently changed its name to Advantage Capital Development Corp. to better reflect its new business operations as a regulated business development company. This followed a comprehensive corporate restructuring that included the resignation of its former officers and directors as well as the establishment of a new board of directors and the appointment of new senior management.

As a business development company, Advantage Capital Development Corp. will be able to invest in both public and private entities including developing companies. Additionally, the company will be able to avail itself of certain types of debt and equity financing not normally available to other public companies.

"While we have some our financing already in place, we are aggressively pursuing additional outlets to realize our short- and long-term goals," said Jeffrey Sternberg, Advantage Capital Development Corp. Chairman and CEO. "As a business development company we have a great deal of latitude as to the type of investments we can make however, we're going to be very selective in our efforts as we strive to create long-term shareholder value."

As part of its restructuring plan, the Company cleaned up its balance sheet by eliminating debt and disposing of its ownership in a subsidiary thereby reclaiming 3 million shares of its common stock as the result of a breach of an agreement by the principals of that subsidiary. The Company also said its board of directors has authorized a one for ten reverse stock split to adjust its capitalization structure to appropriate levels.

Safe Harbor Statement


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.



 Contact: Peter Nasca 312-421-0723